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                                                                    Exhibit 99.2

CONTACT: JOSEPH MACNOW
         (201) 587-1000

                                                     [Vornado Realty Trust logo]
                                                          Park 80 West, Plaza II
                                                          Saddle Brook, NJ 07663

FOR IMMEDIATE RELEASE -- December 23, 1998

     SADDLE BROOK, NEW JERSEY ...... VORNADO REALTY TRUST (NYSE: VNO) today announced that Vornado Realty L.P., the operating partnership through which Vornado Realty Trust conducts its business, has sold an additional $27.5 million of 8.5% Series D-1 Cumulative Redeemable Preferred Units to an institutional investor in a private placement, resulting in net proceeds of approximately $26.8 million, or $85.3 million when combined with the proceeds from the $60 million private placement on November 12, 1998 to the same institutional investor. The perpetual Preferred Units may be called without penalty at the option of Vornado Realty L.P. commencing in 2003.

     The securities have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

     Vornado Realty Trust is a fully-integrated equity real estate investment trust.

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